Exhibit 10.14
COMMERCIAL LEASE AGREEMENT
(Month-to-Month)
THIS LEASE (“Lease”) is entered into pursuant to the following terms and conditions, inclusive of the basic information and definitions set forth in the Schedule.
SCHEDULE
Date of Lease: April 17, 2006
Landlord: First Life America Corporation, a Kansas life insurance company
Tenant: First American Capital Corporation, a Kansas corporation
Building: 1303 S.W. First American Place, Topeka, Kansas 66604
Premises: Certain portions of the Building, the location and amount of square footage to be determined from time to time as agreed between Landlord and Tenant
Permitted Use: Commercial office use
Rent: Rent shall be $22/sq. ft annually
Term: Month-to-month
Commencement Date: May 1, 2006
Termination of Lease: Landlord or Tenant shall have the option to terminate this Lease effective as of the date (the “Termination Date”) set forth in Landlord’s or Tenant’s Termination Notice which Termination Date shall be no earlier than thirty (30) days after the date of giving such notice. Either party’s option to terminate this Lease shall be exercised by written notice (“Termination Notice”) given by Landlord to Tenant or Tenant to Landlord.
Tenant’s Address for Notice: 1303 S.W. First American Place, Topeka, Kansas 66604; fax 785-267-7079.
Landlord’s Address for Notice and Rent Payments: 1303 S.W. First American Place, Topeka, Kansas 66604.

1. PREMISES. Subject to the covenants and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, together with the right of ingress and egress.
2. RENT PAYMENTS. Tenant shall pay to Landlord Rent in monthly installments, each due and payable in advance without notice or demand at Landlord’s above stated address, or at any other place Landlord designates in writing. The monthly Rent installment will be based on the number of square feet rented each month. The first monthly Rent installment will be $2,566.67, which is based on the lease of 1,400 square feet, located on the central and south section of the upper level of the Building. The first monthly Rent installment will be paid on the Commencement Date and all subsequent monthly Rent installments will be due on or before the first day of each succeeding month during the Term.
3. POSSESSION AT BEGINNING OF TERM. Landlord shall use due diligence to give possession to Tenant on the Commencement Date. Rent shall abate pro rata for the period of any delay in giving Tenant possession, but the Term will not be extended as a result of such delay. Tenant will make no other claim against Landlord for delay in obtaining possession.
4. PROPERTY INSURANCE. Landlord shall maintain property damage insurance on the Building. Tenant shall comply with all insurance regulations so the lowest property damage insurance and liability insurance rates may be obtained (including, but not limited to, Tenant obtaining, supplying and maintaining, at Tenant’s sole cost and expense, fire extinguishers or such other mechanisms or devices as may be required by Landlord’s insurance company or any and all applicable insurance regulations); and nothing shall be done or kept in or on the Premises by Tenant which will cause an increase in the premium for any such insurance on the Building or on any contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which will cause cancellation or make void any such insurance.
Tenant shall maintain, at all times during the Term, adequate insurance on its personal property used, stored or kept in the Premises.
5. INDEMNITY AND LIABILITY INSURANCE. Tenant shall at all times indemnify, defend and hold Landlord harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Premises or to the Premises resulting from any act done or omission by or through Tenant, its agents, employees, invitees or any person on the Premises by reason of Tenant’s use or occupancy or resulting from Tenant’s non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom. Tenant shall maintain, at all times during the Term, comprehensive general liability insurance in a responsible insurance company, licensed to do business in the state in which the Premises are located and satisfactory to Landlord, properly protecting and indemnifying Landlord with single limit coverage of not less than $2,000,000 for injury to or death of persons and for property damage. During the Term, Tenant shall furnish Landlord with a certificate or certificates of insurance covering such insurance so maintained by Tenant and naming Landlord and Landlord’s mortgagees, if any, as additional insureds.
6. ASSIGNMENT AND SUBLETTING TO UNAFFILIATED THIRD PARTY. Tenant shall not assign, transfer or encumber this Lease with respect to an unaffiliated third party and shall not sublease the Premises or any part thereof to an unaffiliated third party or allow such unaffiliated third party to be in possession thereof without the prior written consent of Landlord, in each and every instance.
7. SIGNS AND ADVERTISEMENTS. Tenant shall not place upon nor permit to be placed upon any part of the Premises, any signs, billboards or advertisements whatever, without the prior consent of Landlord. Any such signs or advertisements shall be maintained by Tenant in good repair and condition.
8. CONDITION OF PREMISES AT BEGINNING AND END OF TERM. Tenant acknowledges Tenant has inspected the Premises and, except as may be provided otherwise in this Lease, Tenant accepts the Premises in their present “AS IS, WHERE IS” condition.
At the end of the Term, except for damage caused by fire or other perils, Tenant, at Tenant’s expense, will (a) surrender the Premises in as good or better condition as when the Premises were delivered to Tenant; (b) have removed all of Tenant’s property from the Premises; (c) have promptly repaired any damage to the Premises caused by the removal of Tenant’s property; (d) surrender all equipment and systems used in connection with the Premises, or located therein, in good working order; and (e) leave the Premises free of trash and debris and in “broom clean” condition.
9. LANDLORD’S RIGHT OF ENTRY. Landlord or Landlord’s agent may enter the Premises to examine the same, to show the same and to do anything Landlord may be required to do hereunder or which Landlord may deem necessary for the good of the Premises or the Building. Furthermore, Landlord may display such signs on the Premises or Building as Landlord deems necessary or beneficial to Landlord.
10. MAINTENANCE AND REPAIR. Responsibility for maintenance and repair shall be as follows:
Landlord shall be obligated to maintain, the roof and structure, fixtures, floor coverings, HVAC, plumbing, sprinkler, electrical and other mechanical equipment, appliances and systems serving the Premises.
Tenant shall be obligated to maintain, the interior walls, inside surfaces of exterior walls, glass, windows and doors, and all docks, dock doors and dock shelters, if any.
Tenant acknowledges and agrees that during the Term and at Tenant’s sole cost and expense, Tenant will maintain and keep in good order, repair and condition and, when necessary, will replace all parts of the Premises in accordance with this Paragraph. Tenant shall also, at Tenant’s sole cost and expense, keep the interior of the Premises and the exterior area surrounding the Premises free from trash and in a neat and orderly condition. Tenant further acknowledges that Landlord will be under no obligation, and will not be liable for any failure, to make any repairs until and unless Tenant notifies Landlord in writing they are necessary, in which event Landlord will have a reasonable time after notice to make such repairs.
11. DAMAGE BY CASUALTY. In case, during the Term or previous thereto, the Premises hereby let, or the Building, shall be destroyed or shall be so damaged by fire or other casualty as to become untenantable, then in such event, the Term shall cease and this Lease shall become null and void from the date of such damage or destruction and Tenant shall immediately surrender said Premises and all interest therein to Landlord, and Tenant shall pay Rent within said Term only to the time of such surrender. In such event, Tenant shall remove all rubbish, debris, merchandise, furniture, equipment and other of its personal property, within five days after the request of Landlord. If the Premises shall be but slightly injured by fire or other casualty, so as not to render the same untenantable and unfit for occupancy, then Landlord shall repair the same with all reasonable promptitude, and in that case the Rent shall abate during the completion of such repairs in proportion to the area deemed untenantable and unfit for occupancy. Except as provided herein, no compensation or claim shall be made by or allowed to Tenant by reason of any inconvenience or annoyance arising from the necessity of repairing any portion of the Building or the Premises, however the necessity may occur.
12. EMINENT DOMAIN. If the Building, the Premises or any substantial part thereof shall be taken under the power of eminent domain or be acquired for any public or quasi-public use or purpose or if any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises or the Building or the land under it at Landlord’s option, the Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of any unexpired Term. In all such events, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to any condemnation award or in any judgment for damages caused by the taking.
13. PERSONAL PROPERTY. Landlord shall not be liable for any loss or damage to any merchandise, inventory, goods, fixtures, improvements, equipment or personal property of Tenant in or about the Premises, regardless of the cause of such loss or damage.
14. ALTERATIONS. Tenant shall not make alterations or additions in or to the Premises without the prior consent of Landlord.
15. UTILITIES AND SERVICES. Landlord shall furnish and pay for all electricity, gas, water/sewer, storm water fees, trash, security, sprinkler/pump/monitoring, and all other services or utilities used in or assessed against the Premises to be occupied by Tenant.

16. FIXTURES. Except for Tenant’s property and business fixtures, all buildings, repairs, alterations, additions, improvements, installations and other non-business fixtures installed or erected on the Premises, whether by or at the expense of Landlord or Tenant, will belong to Landlord and will remain on and be surrendered with the Premises at the expiration or termination of this Lease. However, at Landlord’s option, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s alterations or improvements prior to the expiration of this Lease and return the Premises to their original condition.
17. REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. Landlord shall pay the real estate taxes and installments of general and special assessments, payable with respect to the Premises.
18. OPERATIONS. Tenant agrees to conduct its business in a manner that will not be objectionable to other tenants in the Building, including noise, vibration, odor, trash or fumes. In the event Landlord receives complaints from other tenants and determines, in its sole reasonable judgment, that Tenant is conducting its operations in a manner so as to be objectionable to other tenants, Tenant agrees, upon notice from Landlord thereof, to promptly modify the conduct of its operations to eliminate such objectionable operations.
19. WAIVER OF SUBROGATION. As part of the consideration for this Lease, each of the parties hereby releases the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this paragraph.
20. DEFAULT AND REMEDIES. In the event: (a) Tenant fails to comply with any term, provision, condition or covenant of this Lease; (b) Tenant deserts or vacates the Premises; (c) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; (e) Tenant makes an assignment for benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, then in any of such events, Tenant shall be in default and Landlord shall have the right, without the need for demand or notice, in addition to and not in limitation of any other remedy permitted by law, to enter upon the Premises either with or without process of law, and to expel, remove and put out Tenant or any other persons who might be thereon, together with all personal property found therein; and Landlord may terminate this Lease. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, Landlord shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of Tenant by injunction or otherwise, and Landlord shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid Rent or unpaid Additional Rent or any other sums due from Tenant to Landlord under this Lease which were or are unpaid at the date of termination. In case it should be necessary for Landlord to bring any action under this Lease, to consult or place this Lease or any amount payable by Tenant hereunder with an attorney concerning or for the enforcement of any of Landlord’s rights hereunder, then Tenant agrees in each and any such case to pay to Landlord, Landlord’s reasonable attorney’s fees. If Tenant shall fail to pay when due any amount payable to Landlord under this Lease, Tenant shall pay to Landlord a “late charge” of $.05 for each dollar so overdue to defray part of the cost of collection. In addition, all delinquent payments shall accrue interest at a rate equal to the lesser of 1.5% per month or the maximum amount permitted by law, from the due date of such payment and shall constitute additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand.
21. WAIVER. The rights and remedies of Landlord under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Landlord of any breach or breaches, default or defaults of Tenant hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by Landlord of any installment of Rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of Rent promptly upon the due date thereof. No receipt of money by Landlord after the termination of this Lease shall in any way reinstate, continue or extend the Term above demised.
22. HAZARDOUS SUBSTANCES. Tenant shall not use or allow the Premises to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior consent of Landlord. The term “Release” shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended (“CERCLA”). The term “Hazardous Substance” means (i) any substance defined as a “hazardous substance” under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance or material deemed to be hazardous, dangerous, toxic, or a pollutant under any federal, state or local law, code, ordinance or regulation.
Tenant shall: (a) give prior notice to Landlord of any activity or operation to be conducted by Tenant at the Premises which involves the Release, use, handling, generation, treatment, storage, or disposal of any Hazardous Substance (“Tenant’s Hazardous Substance Activity”), (b) comply with all federal, state, and local laws, codes, ordinances, regulations, permits and licensing conditions governing the Release, discharge, emission, or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling, or otherwise managing Hazardous Substances, (c) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant’s Hazardous Substance Activity in the

Premises, the Building or the environment and remediate and pay for any resultant damage to property, persons, and/or the environment, (d) give prompt notice to Landlord, and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Premises, the Building or the environment arising from or related to Tenant’s Hazardous Substance Activity, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, and any such notice to include a description of measures taken or proposed to be taken by Tenant to contain and remediate the Release and any resultant damage to property, persons, or the environment, (e) at Landlord’s request, from time to time, execute affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances in the Premises, (f) upon expiration or termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance, (g) be solely responsible for and defend, indemnify and hold Landlord, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature located on the Premises, to their condition existing prior to the appearance of any Hazardous Substance on the Premises. Tenant’s obligations under this paragraph will survive the termination of this Lease.
23. NOTICES. Any notice hereunder shall be sufficient if sent by hand delivery, overnight delivery or certified or registered mail, postage prepaid, return receipt requested, addressed to Tenant and to Landlord as set forth in the Schedule of this Lease. Notice shall be deemed to have been given upon receipt or refusal of receipt by the intended recipient.
24. SUBORDINATION. This Lease shall be subject and subordinate in law and equity to any existing or future mortgage or deeds of trust placed by Landlord upon the Premises or the property of which the Premises form a part. Tenant shall attorn to any successor to Landlord upon request and execute any documents reasonably required or appropriate to effectuate such an attornment, or the subordination aforesaid, upon written notice thereof, and Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name to execute all such documents in accordance therewith.
25. SUCCESSORS. The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any rights in the assignee or subtenant of Tenant.
26. QUIET POSSESSION. Landlord agrees, so long as Tenant fully complies with all of the terms, covenants and conditions herein contained on Tenant’s part to be kept and performed, that Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Landlord, its heirs, successors or assigns, but only during such party’s ownership of the Premises. Landlord and Tenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.
27. BANKRUPTCY. Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the Term or any renewal thereof.
28. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.
29. LANDLORD’S LIABILITY. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, Tenant’s sole remedy shall be Tenant’s right to terminate this Lease. It is understood that in no event shall Tenant have any right to (i) any money damages, including, but not limited to, actual or consequential damages or (ii) specific performance. In the event of the sale or other transfer of Landlord’s right, title and interest in the Premises or the Building, Landlord shall be released from all liability and obligations hereunder.
30. ESTOPPEL CERTIFICATES. Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord, or to any lender of or purchaser from Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modification) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of Landlord.
31. HOLDOVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time or otherwise, Tenant shall as a charge for the use of the Premises, pay Landlord Rent for the first month of such holdover period at double the rate of Rent payable for the month immediately preceding said holdover and at triple the rate of Rent payable for the month immediately preceding said holdover for each month thereafter, computed on a monthly basis for the time Tenant thus remains in possession. Tenant shall also pay Landlord’s actual and consequential damages. Any retention of the Premises after the termination of this Lease or any extension thereof shall be considered as a month-to-month holdover. The provisions of this paragraph do not waive Landlord’s right of re-entry or any other rights hereunder.
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IN WITNESS WHEREOF, said parties hereunto subscribed their names. Executed in multiple originals.

Landlord:
First Life America Corporation,
a Kansas life insurance company

By:	JOHN F. VAN ENGELEN

John F. Van Engelen, President

Tenant:
First American Capital Corporation,
a Kansas corporation

By:	HARLAND E. PRIDDLE

Harland E. Priddle, Chairman of the
Board of Directors

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